EXHIBIT 10

FIRST AMENDMENT
TO
TAX SHARING AGREEMENT

This FIRST AMENDMENT TO TAX SHARING AGREEMENT, dated as of July 7, 2015 (this “Amendment”), amends the Tax Sharing Agreement, dated as of July 7, 2014 (the “TSA”), by and among Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), TRI Pointe Holdings, Inc. (f/k/a Weyerhaeuser Real Estate Company), a Washington corporation (“WRECO”), and TRI Pointe Homes, Inc., a Delaware corporation (“TRI Pointe”).

WHEREAS, TRI Pointe is a party to an Agreement and Plan of Merger to Form Holding Company, dated as of July 7, 2015 (the “Merger Agreement”), by and among TRI Pointe, TRI Pointe Group, Inc., a Delaware corporation and, prior to the Effective Time, a wholly-owned subsidiary of TRI Pointe (“Holdings”), and TPG Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub will merge with and into TRI Pointe (the “Merger”), with TRI Pointe surviving the Merger as a wholly-owned subsidiary of Holdings; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, in connection with and effective as of the Effective Time of the Merger, Weyerhaeuser, WRECO, and TRI Pointe wish to amend the TSA to include Holdings as a party to the TSA (collectively, the “Parties”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Amendment. As of the Effective Time, Section 1.01 of the TSA shall be amended as follows:

a. A new definition shall be added to read as follows:

“Holdings” means TRI Pointe Group, Inc., a Delaware corporation, which will become the parent of TRI Pointe at the Effective Time of the Merger.

b. The definition of “Parent” shall be modified to read as follows:

“Parent” has the meaning set forth in the preamble and for the purposes of Articles I-VII herein shall also mean Holdings.

2.    Consent to Amendment. In accordance with Section 7.07 of the TSA, this Amendment is set forth in writing and signed on behalf of each of the parties to the TSA. The Parties hereby each consent to this Amendment to the TSA.

3.    Effect of Amendment and Consent. Holdings hereby agrees to be bound by, perform or otherwise satisfy, all of the rights, duties and obligations of the “Parent” under the TSA arising from and after the Effective Time. Except as expressly set forth in Sections 1 and 2 above, the Parties hereby agree that, effective as of the Effective Time, the TSA shall continue in full force and effect without any other modification thereto, and the Parties shall continue to be bound thereby on the terms and conditions set forth therein, as modified by Sections 1 and 2 above.

4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same Amendment, it being understood that the parties need not sign the same counterpart.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be fully executed and delivered, all as of the date first set forth above.

TRI Pointe Homes, Inc.

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

TRI Pointe Group, Inc.

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

TRI Pointe Holdings, Inc. (f/k/a
Weyerhaeuser Real Estate Company)

By:	/s/ Douglas F. Bauer
Name:	Douglas F. Bauer
Title:	Chief Executive Officer

Weyerhaeuser Company

By:	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Title:	Senior Vice President, General Counsel
and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO TAX SHARING AGREEMENT]